EXHIBIT 23.2



         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 11, 2000, on the consolidated financial statements of Net4Music Inc. (formerly known as Coda Music Technology, Inc.) (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999.







                                                /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 11, 2000